UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 12, 2010
Grubb & Ellis Healthcare REIT II, Inc.
(Exact name of registrant as specified in its charter)

Maryland	333-158111 (1933 Act)	26-4008719

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1551 N. Tustin Avenue, Suite 300, Santa Ana, California	92705

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (714) 667-8252
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
We previously filed a Current Report on Form 8-K, or the Form 8-K, on August 18, 2010 and September 7, 2010, reporting our acquisition of Cape Girardeau Long-Term Acute Care Hospital, located in Cape Girardeau, Missouri and Joplin Long-Term Acute Care Hospital, located in Joplin, Missouri, respectively, as described in such Form 8-K. We are filing this Current Report on Form 8-K/A, Amendment No. 1, to provide the financial information required by Item 9.01.
On August 12, 2010 and August 31, 2010, we acquired two of the four properties comprising the following property portfolio leased to majority owned subsidiaries of Landmark Holdings of Missouri, LLC, or Landmark, whereby Landmark serves as the guarantor of the leased properties, or the Monument LTACH Portfolio.

				Gross Leasable
Property Locations	Date Acquired	Purchase Price(1)		Area	Year Built
Cape Girardeau, Missouri	August 12, 2010	$8,181,000		26,000	2006
Joplin, Missouri	August 31, 2010	$9,163,000		26,000	2007
Athens, Georgia	N/A(2)	$12,142,000	(3)	32,000	2008
Columbia, Missouri	N/A(2)	$12,209,000	(3)	31,000	2009

(1)	If we are unable to acquire any of the two remaining properties of the Monument LTACH Portfolio during the periods defined in the Monument LTACH Purchase Agreement, as amended, or if the Columbia property is unable to achieve the rent coverage contingency, provided for in the purchase agreement, then the aggregate purchase price for the Monument LTACH Portfolio and the allocated respective purchase prices of each of the four properties of the Monument LTACH Portfolio shall be subject to adjustment and/or alternative allocation.

(2)	As of October 28, 2010, we have not acquired two of the four properties of the Monument LTACH Portfolio. We anticipate closing the two remaining properties in the fourth quarter of 2010; however, there is no assurance we can complete the acquisitions within the anticipated timeframe or at all.

(3)	The purchase prices of the two remaining potential property acquisitions are estimates and are subject to change, as discussed in footnote (1) above.
Landmark operates long-term acute care hospitals, or the hospitals. Landmark Management Services, LLC, a wholly owned subsidiary of Landmark, provides management services to the four properties comprising the Monument LTACH Portfolio. The hospitals are either a 30 or 42 bed facility. Patients admitted to the hospitals are generally referred by short-term, general acute care hospitals. The hospitals are a resource to the acute care hospitals in a market area which typically extends out for a 75-100 mile radius.
In evaluating the Monument LTACH Portfolio as a potential acquisition and determining the appropriate amount of consideration to be paid for the portfolio, a variety of factors were considered, including our evaluation of property condition reports, the respective locations, visibility and access to the four properties, the age, physical condition and curb appeal of the four properties, neighboring property uses, local market conditions and general economic conditions and patient demand.
Monument LTACH Portfolio is a four building portfolio consisting of one-story long-term acute care hospital facilities. The Monument LTACH Portfolio was built between 2006 and 2009 and consists of approximately 115,000 square feet of gross leasable area, or GLA, in the aggregate. The Monument LTACH Portfolio is 100% leased to one tenant which has operations at each of the four property locations. We believe that the financial condition and results of operations of the guarantor, Landmark, are more relevant to investors than the financial statements of the individual properties and enable investors to evaluate the credit-worthiness of the guarantor of the lease and pursuant to the guidance provided by the United States Securities and Exchange Commission, or the SEC, we have provided the audited and unaudited financial statements of Landmark below.

2

Item 9.01 Financial Statements and Exhibits.

			Page
(a)	Financial statements of businesses acquired.

	Landmark Holdings of Missouri, LLC and Subsidiaries

	I.	Independent Auditors’ Report	1

	II.	Consolidated Balance Sheets as of December 31, 2008 and 2009 and June 30, 2010 (Unaudited)	2

	III.	Consolidated Statements of Operations for the Years Ended December 31, 2007, 2008 and 2009 and for the Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)	3

	IV.	Consolidated Statements of Members’ Deficit for the Years Ended December 31, 2007, 2008 and 2009 and for the Six Months Ended June 30, 2010 (Unaudited)	4

	V.	Consolidated Statements of Cash Flows for the Years Ended December 31, 2007, 2008 and 2009 and for the Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)	5

	VI.	Notes to Consolidated Financial Statements	7

(b)	Pro forma financial information.

	Grubb & Ellis Healthcare REIT II, Inc.

	I.	Unaudited Pro Forma Condensed Consolidated Financial Statements as of June 30, 2010 and for the Six Months Ended June 30, 2010 and for the Period from January 7, 2009 (Date of Inception) through December 31, 2009	24

	II.	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010	25

	III.	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2010	26

	IV.	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Period from January 7, 2009 (Date of Inception) through December 31, 2009	27

	V.	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements as of June 30, 2010 and for the Six Months Ended June 30, 2010 and for the Period from January 7, 2009 (Date of Inception) through December 31, 2009	28

3

INDEPENDENT AUDITORS’ REPORT
Board of Directors
Landmark Holdings of Missouri, LLC and Subsidiaries
We have audited the accompanying consolidated balance sheets of Landmark Holdings of Missouri, LLC and subsidiaries (the “Company”) as of December 31, 2008 and 2009, and the related consolidated statements of operations, members’ deficit and cash flows for each of the three years in the period ended December 31, 2009. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Landmark Holdings of Missouri, LLC and subsidiaries as of December 31, 2008 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.
As discussed in Note 1 to the consolidated financial statements, effective January 1, 2009 the Company adopted the provisions of Accounting Standards Codification Topic 810-10-45 which addresses the reporting and presentation of noncontrolling interests.
KMJ | Corbin & Company LLP
Costa Mesa, California
October 26, 2010

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
	2008	2009	June 30, 2010
			(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$781,476	$3,141,137	$2,161,220
Accounts receivable:
Patient, net of allowance for doubtful accounts of $169,000, $129,000 and $282,000 (unaudited), respectively	4,722,981	6,927,654	9,949,914
Members	—	7,327	—
Employees	12,609	13,076	13,444
Prepaid expenses and other	126,233	213,377	211,593

Total current assets	5,643,299	10,302,571	12,336,171

Property and equipment, net	2,613,138	3,858,853	4,294,279
Deposits	22,095	17,583	39,952

	$8,278,532	$14,179,007	$16,670,402

LIABILITIES AND MEMBERS’ DEFICIT

Current liabilities:
Current maturities of long-term debt	$567,165	$3,990,212	$4,124,480
Current maturities of capital lease obligations	2,994	157,785	221,864
Accounts payable:
Trade	2,916,432	4,790,218	5,370,689
Related parties	382,308	753,129	379,143
Estimated third-party payor settlements	—	131,244	—
Accrued expenses	470,567	747,508	1,060,892
Accrued payroll and related	650,598	1,285,243	1,264,258

Total current liabilities	4,990,064	11,855,339	12,421,326
Long-term debt, less current maturities	8,482,289	6,379,484	8,368,880
Capital lease obligations, less current maturities	58,284	237,185	267,685

Total liabilities	13,530,637	18,472,008	21,057,891

Commitments and contingencies

Members’ (deficit) equity:
Landmark Holdings of Missouri, LLC members’ deficit	(5,252,105)	(4,846,713)	(5,293,633)
Noncontrolling interests in subsidiaries	—	553,712	906,144

Total members’ deficit	(5,252,105)	(4,293,001)	(4,387,489)

Total liabilities and members’ deficit	$8,278,532	$14,179,007	$16,670,402

See accompanying notes to consolidated financial statements

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

				For The Six	For The Six
				Months	Months
	For The Years Ended December 31,			Ended	Ended
	2007	2008	2009	June 30, 2009	June 30, 2010
				(Unaudited)	(Unaudited)

Revenues:
Net patient service revenue	$11,858,428	$23,425,382	$42,467,013	$19,191,871	$27,456,647

Operating expenses:
Salaries, benefits and contract services	7,510,619	15,460,874	27,528,607	11,841,847	17,784,541
Supplies	820,112	1,788,498	3,015,634	1,255,883	1,839,505
Facility and equipment rental	1,480,423	2,567,666	3,718,806	1,656,586	2,393,052
Provision for doubtful accounts	387,584	819,541	1,141,618	166,192	282,084
Depreciation and amortization	231,612	374,419	541,610	213,000	267,000
Other general and administrative expenses	1,331,236	2,061,292	2,767,477	1,110,899	1,607,558

Total operating expenses	11,761,586	23,072,290	38,713,752	16,244,407	24,173,740

Income from operations	96,842	353,092	3,753,261	2,947,464	3,282,907

Other expense:
Interest	291,203	408,980	459,304	269,598	302,395

Net (loss) income	(194,361)	(55,888)	3,293,957	2,677,866	2,980,512

Less: net (loss) income attributable to noncontrolling interests	(133,332)	600,000	1,153,712	725,781	952,432

Net (loss) income attributable to Landmark Holdings of Missouri, LLC	$(61,029)	$(655,888)	$2,140,245	$1,952,085	$2,028,080

See accompanying notes to consolidated financial statements

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF MEMBERS’ DEFICIT
For The Years Ended December 31, 2007, 2008, 2009 and
For The Six Months Ended June 30, 2010 (Unaudited)

	Landmark
	Holdings of		Total
	Missouri, LLC	Noncontrolling	Members’
	Members’ Deficit	Interests	Deficit

Balance at January 1, 2007	$(2,760,188)	$—	$(2,760,188)

Net loss	(61,029)	(133,332)	(194,361)

Contributions from noncontrolling interests	—	133,332	133,332

Balance at December 31, 2007	(2,821,217)	—	(2,821,217)

Net income (loss)	(655,888)	600,000	(55,888)

Distributions to members	(1,775,000)	(600,000)	(2,375,000)

Balance at December 31, 2008	(5,252,105)	—	(5,252,105)

Net income	2,140,245	1,153,712	3,293,957

Distributions to members	(1,734,853)	(600,000)	(2,334,853)

Balance at December 31, 2009	(4,846,713)	553,712	(4,293,001)

Net income (unaudited)	2,028,080	952,432	2,980,512

Distributions to members (unaudited)	(2,475,000)	(600,000)	(3,075,000)

Balance at June 30, 2010 (unaudited)	$(5,293,633)	$906,144	$(4,387,489)

See accompanying notes to consolidated financial statements

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

				For The Six	For The Six
				Months	Months
	For The Years Ended December 31,			Ended	Ended
	2007	2008	2009	June 30, 2009	June 30, 2010
				(Unaudited)	(Unaudited)

Cash flows from operating activities:
Net (loss) income	$(194,361)	$(55,888)	$3,293,957	$2,677,866	$2,980,512
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	231,612	374,419	541,610	213,000	267,000
Provision for doubtful accounts	387,584	819,541	1,141,618	166,192	282,084
Changes in operating assets and liabilities:
Accounts receivable	(2,390,340)	(2,908,314)	(3,354,085)	(2,026,151)	(3,297,385)
Estimated third-party payor settlements, net	(95,798)	95,798	131,244	—	—
Prepaid expenses and other	(85,248)	(31,976)	(87,144)	(49,715)	1,784
Deposits	(4,967)	(2,848)	4,512	7,300	(22,369)
Accounts payable	302,441	1,980,830	1,960,674	458,488	75,241
Accrued expenses	374,086	499,232	911,586	487,934	292,399

Net cash (used in) provided by operating activities	(1,474,991)	770,794	4,543,972	1,934,914	579,266

Cash flows used in investing activities:
Purchase of property and equipment	(1,010,139)	(1,244,332)	(1,139,956)	(249,683)	(537,607)

Cash flows from financing activities:
Proceeds from long-term debt	2,833,596	3,313,376	1,886,407	690,487	3,750,000
Principal repayments on long-term debt and capital lease obligations	(90,674)	(210,838)	(595,909)	(237,676)	(1,696,576)
Contributions from noncontrolling interests	133,332	—	—	—	—
Distributions to members	—	(2,299,637)	(2,334,853)	(1,000,000)	(3,075,000)

Net cash provided by (used in) financing activities	2,876,254	802,901	(1,044,355)	(547,189)	(1,021,576)

Continued ...

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — CONTINUED

				For The Six	For The Six
				Months	Months
	For The Years Ended December 31,			Ended	Ended
	2007	2008	2009	June 30, 2009	June 30, 2010
				(Unaudited)	(Unaudited)

Net change in cash and cash equivalents	391,124	329,363	2,359,661	1,138,042	(979,917)

Cash and cash equivalents at beginning of period	60,989	452,113	781,476	781,476	3,141,137

Cash and cash equivalents at end of period	$452,113	$781,476	$3,141,137	$1,919,518	$2,161,220

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$291,203	$373,679	$464,629	$269,598	$302,395

Supplemental disclosure of non-cash investing and financing activities:
Purchase of equipment under capital leases and accounts payable	$—	$112,976	$647,369	$180,736	$164,819

Reduction in cash distribution to members for reimbursement of expenses by noncontrolling interests	$—	$75,363	$—	$—	$—

See accompanying notes to consolidated financial statements

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
Principles of Consolidation
The consolidated financial statements of Landmark Holdings of Missouri, LLC include the accounts of Landmark Holdings of Missouri, LLC, Landmark Management Services, LLC, Landmark Hospital of Cape Girardeau, LLC, Landmark Hospital of Joplin, LLC, Landmark Hospital of Athens, LLC, and Landmark Hospital of Columbia, LLC, which are limited liability companies (collectively, the “Company”). The Company wholly owns Landmark Management Services, LLC and owns 70% of the hospitals in Cape Girardeau and Joplin, Missouri and Athens, Georgia. The Company owns 97.5% of the hospital in Columbia, Missouri.
Net (loss) income attributable to noncontrolling interests is reported below net (loss) income under the heading “Net (loss) income attributable to noncontrolling interests” in the consolidated statements of operations, and noncontrolling interests in subsidiaries are shown as a component of members’ deficit separate from the Company’s equity in the consolidated balance sheets. All significant intercompany accounts and transactions have been eliminated in consolidation.
Nature of Business
Landmark Holdings of Missouri, LLC (the “Parent”) operates long-term acute care hospitals (“LTACH”). Landmark Management Services, LLC provides management services to the four LTACH (the “Hospitals”) owned by the Company. The Hospitals are either 30 or 42 bed facilities. Patients admitted to the Hospitals are referred by short-term, general acute care hospitals. The Hospitals are a resource to the acute care hospitals in the market, which typically extends out for a 75-100 mile radius.
Interim Financial Information
The interim financial information as of June 30, 2010 and for the six months ended June 30, 2009 and 2010 is unaudited and has been prepared on the same basis as the audited consolidated financial statements. In the opinion of management, such unaudited information includes all adjustments consisting only of normal recurring adjustments necessary for a fair presentation of the interim information. Operating results for the six months ended June 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010. All references to June 30, 2010 or to the six months ended June 30, 2009 and 2010 in the notes to the consolidated financial statements are unaudited.

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Cash and Cash Equivalents
For purposes of reporting cash flows, cash and cash equivalents include cash on hand, money market accounts, and amounts due from banks.
The Company maintains cash balances at several financial institutions. Accounts at each financial institution are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000 and the Company’s non-interest bearing accounts are fully insured under the Temporary Liquidity Guarantee Program, which has been extended through December 31, 2010. At December 31, 2009, the Company had approximately $325,000 of balances that were in excess of the FDIC insurance limits. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.
Accounts Receivable
Accounts receivable consist primarily of amounts due from the Medicare program, other government programs, managed care health plans, commercial insurance companies and individual patients. Estimated provisions for doubtful accounts are recorded to the extent it is probable that a portion or all of a particular account will not be collectible.
In evaluating the collectibility of accounts receivable, the Company considers a number of factors, including the age of the accounts, changes in collection patterns, the composition of patient accounts by payor type, the status of ongoing disputes with third party payors and general industry conditions.
Property and Equipment
Property and equipment are carried at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets ranging from 5 to 10 years. Equipment under capital leases is stated at the lower of the present value of minimum lease payments at the beginning of the lease term or fair value at the inception of the lease. Equipment under capital leases is amortized using the straight-line method over the lease term or the estimated useful life of the equipment, as appropriate depending on the nature of the lease. All maintenance and repair costs are charged to expense as incurred.

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Impairment of Long-Lived Assets
Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset.
Fair Value of Financial Instruments
The Company’s financial assets and liabilities recorded in the consolidated balance sheets include cash and cash equivalents, receivables, accounts payable, accrued expenses, long-term debt and capital lease obligations. The fair value of long-term debt and capital lease obligations approximates carrying value based on current borrowing rates for similar types of borrowing arrangements. The carrying amounts of the remaining financial assets and liabilities approximate fair values based on the short-term maturities of the instruments.
GAAP has established a hierarchy which prioritizes the inputs to valuation techniques used to measure fair value and requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:
Level 1:	Unadjusted quoted market prices in active markets for identical assets or liabilities;

Level 2:
Unadjusted quoted prices in active markets for similar assets or liabilities, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability; and

Level 3:	Unobservable inputs for the asset or liability.
Assets and liabilities are classified based on the lowest level of input that is significant to the fair value measurement. The Company currently has no financial or nonfinancial assets or liabilities subject to fair value measurement on a recurring basis.

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Estimated Third-Party Payor Settlements
Estimated third-party payor settlements represent the difference between the amounts received under interim payment plans from governmental payors, primarily Medicare, for services rendered and the amounts that were estimated to be reimbursed by those payors upon settlement.
Revenue Recognition
Net patient service revenue is recognized as services are rendered. Patient service revenue is reported net of provisions for contractual allowances from third-party payors and patients. The Company has agreements with third-party payors that provide for payments to them at amounts different from their established rates. The differences between the estimated program reimbursement rates and the standard billings rates are accounted for as contractual adjustments, which are deducted from gross patient service revenues to arrive at net patient service revenues. Payment arrangements include prospectively determined rates per discharge, reimbursed costs, discounted charges and per diem payments.
Laws and regulations governing provider reimbursement pursuant to the Medicare program are complex and subject to interpretation. The Company is reimbursed by the Medicare program pursuant to a prospective payment system (“PPS”) methodology. Payments received by the Company under PPS are subject to review by the regulatory authorities. These reviews primarily focus on the accuracy of the diagnosis related groups assigned to each discharged patient and normally occur after the completion of the billing process.
The Company submits annual cost reports to the Medicare program, and these annual cost reports are subject to review and adjustment by the Centers for Medicare & Medicaid Services through its fiscal intermediaries. These reviews may not occur until several years after a provider files its cost reports, and often result in adjustments to amounts reported by providers in their cost reports as a result of the complexity of the regulations and the inherent judgment that is required in the application of certain provisions of provider reimbursement regulations. Since these reviews of filed cost reports occur periodically, there is at least a reasonable possibility that recorded estimated Medicare reimbursements reflected in the consolidated financial statements and previously filed cost reports may change by a material amount in future periods. The Company recognizes in their consolidated financial statements the impact of adjustments, if any, to estimated Medicare reimbursement when the amounts can be reasonably determined. Net patient service revenue during the years ended December 31, 2007, 2008 and 2009 and the six months ended June 30, 2009 and 2010 included increases (decreases) of $95,798, $0, $(131,244), $0 (unaudited) and $0 (unaudited), respectively, related to changes in estimates and settlements on cost reports filed with the Medicare program.

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
The Company recorded the following contractual allowances during the years ended December 31 and the six months ended June 30:

	For The Year Ended December 31,			For The Six Months Ended June 30,
	2007	2008	2009	2009	2010
				(Unaudited)	(Unaudited)

Gross patient service revenue	$32,260,562	$65,600,971	$112,972,988	$49,512,553	$75,780,675
Contractual allowances	(20,402,134)	(42,175,589)	(70,505,975)	(30,320,682)	(48,324,028)

	$11,858,428	$23,425,382	$42,467,013	$19,191,871	$27,456,647

Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include, among others, provisions for contractual adjustments and doubtful accounts receivable and estimates of future cash flows and useful lives associated with long-lived assets. Actual results could differ from those estimates.
Noncontrolling Interests
Effective January 1, 2009, the Company adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 810-10-45, Consolidation, which requires the recognition of noncontrolling interests as equity in the consolidated financial statements separate from the parent entity’s equity. The amount of net income (loss) attributable to noncontrolling interests is included in consolidated net income (loss) on the face of the consolidated statements of operations. Changes in ownership interest are to be accounted for as equity transactions if the parent entity retains its controlling financial interest and, when a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary is to be measured at fair value on the date of deconsolidation with any gain or loss recognized in earnings. During the years ended December 31, 2007, 2008 and 2009 and the six months ended June 30, 2010 and 2009, the Company did not recognize any such gains or losses. ASC Topic 810-10-45 also requires that operating losses be allocated to noncontrolling interests even when such allocation creates a deficit balance for the noncontrolling interest member.

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Prior to January 1, 2009, the controlling interest absorbed all losses once the carrying amount of the noncontrolling interests in subsidiaries brought to zero, and would recover those losses from future earnings, if any, of the subsidiaries. In accordance with the transition guidance in Topic 810-10-45, upon adoption of the new standard, amounts previously allocated to the controlling and the noncontrolling interests were not adjusted retrospectively. Accordingly, the controlling interest was not adjusted and will not be credited for any recovery of previously recognized charges for excess noncontrolling interest losses from the current and future earnings attributable to the noncontrolling interest.
During the years ended December 31, 2007, 2008 and 2009 and the six months ended June 30, 2009 and 2010, the noncontrolling interests’ share of the net (loss) income generated by the Company totaled $(133,332), $600,000, $1,153,712, $725,781 (unaudited) and $952,432 (unaudited), respectively. Such amounts have been reflected in the accompanying consolidated statements of operations. Had the Company applied the previous accounting guidance during 2009, the net income attributable to the controlling interest of the Company would have been higher by $743,794.
Income Taxes
The Company is treated as a partnership for federal income tax purposes. Income tax effects of the Company and subsidiaries’ income or loss are passed through to the members individually. Accordingly, no provision has been made for federal income taxes in the accompanying consolidated financial statements. There is no minimum business state income tax for the states of Missouri and Georgia, therefore, no provision for state income taxes has been made in the accompanying consolidated financial statements.
Subsequent Events
The Company has evaluated subsequent events through October 26, 2010, the date the consolidated financial statements were available to be issued, and determined that no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes thereto other than as discussed in the accompanying notes.

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued
Recent Accounting Pronouncements
In September 2009, the FASB issued the FASB ASC (the “Codification”). The Codification is the source of authoritative accounting principles recognized by FASB to be applied to nongovernmental entities in preparation of financial statements in conformity with GAAP. All accounting guidance that is not included in the Codification will be considered to be non-authoritative. The FASB will issue Accounting Standards Updates (“ASUs”), which will serve only to update the Codification, provide background information about the guidance and provide the basis for conclusions on changes in the Codification. ASUs are not authoritative in their own right. The Codification does not change GAAP and did not have an effect on the Company’s consolidated financial position or results of operations.
NOTE 2 — PROPERTY AND EQUIPMENT
Property and equipment consists of the following:

	December 31,		June 30,
	2008	2009	2010
			(Unaudited)

Office furniture and equipment	$2,498,284	$3,697,529	$4,399,955
Computer equipment and software	795,822	1,382,620	1,382,620

	3,294,106	5,080,149	5,782,575

Less accumulated depreciation and amortization	(680,968)	(1,221,296)	(1,488,296)

	$2,613,138	$3,858,853	$4,294,279

Depreciation and amortization expense of property and equipment for the years ended December 31, 2008 and 2009 and the six months ended June 30, 2009 and 2010 totaled $374,419, $541,610, $213,000 (unaudited) and $267,000 (unaudited), respectively.

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 3 — LONG-TERM DEBT
Long-term debt consists of the following:

	December 31,		June 30,
	2008	2009	2010
			(Unaudited)

Landmark Hospital of Cape Girardeau, LLC

Note payable to bank, principal and interest of $24,139 due monthly until August 2012, interest payable at 4.75% per annum, secured by accounts receivable, equipment and LLC members	$2,255,021	$2,069,902	$1,973,845

Note payable to bank, principal and interest of $16,515 due monthly until August 2012, interest payable at 6.19% per annum, secured by accounts receivable, equipment and LLC members	595,184	429,775	343,117

Note payable other, principal and interest of $311 due monthly until May 2012, interest payable at 7.34% per annum, secured by equipment	11,093	8,092	6,591

Note payable other, principal and interest of $310 due monthly until November 2011, interest payable at 7.34% per annum, secured by equipment	9,893	6,723	5,053

Subtotal	2,871,191	2,514,492	2,328,606

Landmark Hospital of Joplin, LLC

Note payable to bank, interest only is due monthly until November 2010, interest payable at 5.00% per annum, secured by accounts receivable, equipment, LLC members and Parent	2,276,993	2,276,993	2,276,993

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 3 — LONG-TERM DEBT, continued

	December 31,		June 30,
	2008	2009	2010
			(Unaudited)

Note payable to bank, principal and interest of $18,114 due monthly until September 2012, interest payable at 6.00% per annum, secured by accounts receivable, equipment, LLC members and Parent	801,288	610,278	514,239

Note payable other, principal and interest of $248 due monthly until August 2013, interest payable at 5.89% per annum, secured by equipment	12,094	9,781	8,568

Note payable other, principal and interest of $248 due monthly until August 2013, interest payable at 5.89% per annum, secured by equipment	12,094	9,781	8,568

Subtotal	3,102,469	2,906,833	2,808,368

Landmark Hospital of Athens, LLC

Note payable to bank, interest only due monthly until June 2011 when both principal and interest are due, interest payable at prime plus 0.25 points with floor at 5.20% per annum and ceiling of 10.00% per annum (5.25% per annum at December 31, 2009), secured by accounts receivable, equipment, LLC members and Parent	2,241,170	2,600,000	2,600,000

Note payable to bank, interest only due monthly until July 2015 when both principal and interest are due, interest payable at prime plus 0.25 points with floor at 5.20% per annum (5.25% per annum at December 31, 2009), secured by accounts receivable, equipment, LLC members and Parent	810,448	1,200,000	1,200,000

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 3 — LONG-TERM DEBT, continued

	December 31,		June 30,
	2008	2009	2010
			(Unaudited)

Note payable other, principal and interest of $565 due monthly until August 2011, interest payable at 4.50% per annum, secured by equipment	24,176	10,346	7,100

Subtotal	3,075,794	3,810,346	3,807,100

Landmark Hospital of Columbia, LLC

Note payable to bank, interest only was due monthly until February 2011 when both principal and interest were due, interest payable at prime plus 0.10 points with floor at 5.50% per annum and ceiling of 6.50% per annum, secured by accounts receivable, equipment and LLC members (see Note 10)	—	—	2,399,286

Note payable to bank, interest only was due monthly until February 2011 when both principal and interest were due, interest payable at prime plus 0.10 points with floor at 5.50% per annum and ceiling of 6.50% per annum, secured by accounts receivable, equipment and LLC members	—	—	1,150,000

Note payable to bank, interest only was due monthly until July 2010 when both principal and interest were due, interest payable at prime plus 0.10 points with floor at 5.50% per annum and ceiling of 6.50% per annum (5.50% per annum at December 31, 2009) was secured by accounts receivable, equipment and LLC members, repaid subsequent to December 31, 2009	—	638,025	—

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 3 — LONG-TERM DEBT, continued

	December 31,		June 30,
	2008	2009	2010
			(Unaudited)

Note payable to bank, interest only was due monthly until July 2010 when both principal and interest were due, interest payable at prime plus 0.10 points with floor at 5.50% per annum and ceiling of 6.50% per annum (5.50% per annum at December 31, 2009) secured by accounts receivable, equipment and LLC members, repaid subsequent to December 31, 2009	—	500,000	—

Subtotal	—	1,138,025	3,549,286

	9,049,454	10,369,696	12,493,360

Less current maturities	(567,165)	(3,990,212)	(4,124,480)

	$8,482,289	$6,379,484	$8,368,880

Aggregate annual maturities of long-term debt at December 31, 2009 are as follows, including amounts borrowed in 2010 and refinanced in 2010 (see Note 10):

Years Ending
December 31,

2010	$3,990,212
2011	6,721,885
2012	2,001,879
2013	5,006
2014	—
Thereafter	1,200,000

$13,918,982

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 4 — MEMBERS’ DEFICIT
Landmark Holdings of Missouri, LLC wholly owns Landmark Management Services, LLC and owns 70.0% of the LTACH’s in Cape Girardeau, Joplin and Athens, and owns 97.5% of the LTACH in Columbia. The noncontrolling members are various individuals and entities. Profits and losses are allocated to the members in accordance with the terms of the respective limited liability company agreements.
During the year ended December 31, 2007, the Company sold a 4% interest in the profits and losses of the LTACH in Joplin to four individuals for a total contribution of $133,332.
During the year ended December 31, 2008, in lieu of the reimbursement of expenses by a noncontrolling member for costs incurred by the Parent on behalf of the member, the Company reduced the cash distribution made in 2008 to the noncontrolling member by the amount owed of $75,363. The Parent had recorded the reimbursement as a receivable from members prior to the year ended December 31, 2008 as the reimbursement was for services performed and not a capital contribution. The $75,363 was included in distributions to members in the accompanying consolidated statement of members’ deficit for the year ended December 31, 2008.
NOTE 5 — RELATED PARTY TRANSACTIONS
Operating Leases
The Hospitals’ buildings and land are leased from entities that are wholly owned or partially owned by a member of Landmark Holdings of Missouri, LLC (see Note 10). Total rent expense related to these leases was $1,194,361, $2,043,371 and $2,975,488 and $1,304,927 (unaudited) and $1,860,045 (unaudited) during the years ended December 31, 2007, 2008 and 2009 and the six months ended June 30, 2009 and 2010, respectively. The leases provide for initial terms of 10 years and expire on various dates beginning in 2016 through 2019. Each lease provides for three options to renew for five years each.

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 5 — RELATED PARTY TRANSACTIONS, continued
As of December 31, 2009, approximate future minimum payments under noncancelable operating leases are as follows:

Years Ending
December 31,

2010	$3,406,000
2011	3,508,000
2012	3,613,000
2013	3,722,000
2014	3,833,000
Thereafter	12,725,000

$30,807,000

Healthcare
In the normal course of providing healthcare services, the Company’s hospitals have entered into arrangements with noncontrolling members to provide medical staffing and medical supplies when required. The total amount incurred and included in the accompany consolidated statements of operations of operations for the years ended December 31 2007, 2008, and 2009, and the six months ended June 30, 2009 and 2010 under these arrangements were $942,879, $2,021,930, $1,864,388, $734,724 (unaudited) and $1,091,782 (unaudited), respectively.
Payments to Members
Payments to certain members for services performed are expensed as compensation rather than an allocation of LLC net (loss) income. Guaranteed payments made to members for the years ended December 31, 2007, 2008 and 2009 and the six months ended June 30, 2009 and 2010 were approximately $274,000, $272,000, $657,000, $335,000 (unaudited) and $369,000 (unaudited), respectively, and have been recorded in salaries, benefits and contract services in the accompanying consolidated statements of operations.
Receivables and Payables
At December 31, 2009, the Company had a receivable from a member totaling $7,327. At December 31, 2008 and 2009, and at June 30, 2010, the Company had advances owed from employees totaling $12,609, $13,076, and $13,444 (unaudited), respectively.

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 5 — RELATED PARTY TRANSACTIONS, continued
At December 31, 2008 and 2009, and at June 30, 2010, the Company had accounts payable balances owed to related entities for accrued rental payments under its operating lease agreements for the Hospitals’ facilities in the amounts of $382,308, $753,129, and $388,079 (unaudited), respectively.
NOTE 6 — 401(k) RETIREMENT PLAN
The Company has a defined contribution retirement plan covering substantially all employees over age 21, excluding collective bargaining employees. The employee is eligible for employee salary reduction with one hour of service in each 12-month computation periods and may contribute up to amounts allowable by law. For employer matching contributions, the employee must complete 1,000 hours of service in each of the 12-months in the computation periods and must be employed at year end. The employer match is determined annually by management and is allocated proportionately based on the employee’s salary reduction amount. The employer match is vested after six years of service. No matching contributions were made to the plan for the years ended December 31, 2007, 2008 and 2009 and the six months ended June 30, 2009 and 2010.
NOTE 7 — COMMITMENTS AND CONTINGENCIES
Operating Leases
See Note 5 for discussion of operating lease commitments.
Professional Liability Insurance
The Company carries professional liability insurance in the amount of $1,000,000 per incident and $3,000,000 in the aggregate, with a retained limit of $10,000 per claim.
Contracts
In the normal course of business, the Company has entered into several contracts for services including medical assistance, medical equipment, computer and equipment maintenance agreements. Typically, these contracts can be terminated without penalties by either party with a 60 to 90 day advance written notice. In some instances, there may be termination fees. Management does not anticipate terminating these contracts.
Capital Leases
The Company has capital lease agreements for office and medical equipment that expire on various dates in 2011 through 2013 with imputed interest rates up to 18.56% per annum. The leases require monthly payments ranging from $333 to $9,000.

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 7 — COMMITMENTS AND CONTINGENCIES, continued
As of December 31, 2009, approximate future minimum lease payments under the capital leases were as follows:

Years Ending
December 31,

2010	$178,000
2011	173,000
2012	67,000
2013	32,000

450,000

Less amounts representing interest	(55,030)

Present value of minimum lease payments	394,970

Less current installments	(157,785)

$237,185

The following is an analysis of the equipment under capital lease, which is included in property and equipment:

	December 31,		June 30,
	2008	2009	2010
			(Unaudited)

Medical equipment	$60,278	$423,714	$588,533
Less accumulated depreciation and amortization	—	(31,030)	(67,555)

	$60,278	$392,684	$520,978

Litigation
The Company may become a party to litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect on the Company’s consolidated financial position or results of operations.

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 7 — COMMITMENTS AND CONTINGENCIES, continued
Indemnities and Guarantees
During the normal course of business, the Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. The Company indemnifies its managers, employees and agents to the maximum extent permitted under the laws of the States of Missouri and Georgia, and lessors in connection with facility leases for certain claims arising from use of such facilities or leases. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheets.
NOTE 8 — BUSINESS AND CREDIT CONCENTRATIONS
The Hospitals grant credit to patients under terms requiring timely payment. The Hospitals generally do not require collateral or other security in extending credit to patients; however, they routinely obtain assignment of (or are otherwise entitled to receive) patients’ benefits payable under patients’ health insurance programs, plans or policies (e.g., Medicare, Medicaid and commercial insurance policies). Because of the geographic diversity of the facilities and non-governmental third-party payors, Medicare represents the largest concentration of credit risk. Net patient service revenue generated directly from the Medicare program represented approximately 77%, 69% and 65% of net patient service revenue for the years ended December 31, 2007, 2008 and 2009, respectively, and 73% (unaudited) and 71% (unaudited) of net patient service revenue for the six months ended June 30, 2009 and 2010, respectively. Approximately 61%, 54% and 63% (unaudited) of the gross accounts receivable at December 31, 2008 and 2009 and June 30, 2010, respectively, are from this payor source.
NOTE 9 — REGULATORY MATTERS
All healthcare providers are required to comply with a significant number of laws and regulations at the federal and state government levels. These laws are extremely complex, and in many instances, providers do not have the benefit of significant regulatory or judicial interpretation as to how to interpret and/or apply these laws and regulations. The United States Department of Justice and other federal and state agencies are increasing resources dedicated to regulatory investigations and compliance audits of healthcare providers. As a healthcare provider, the Company is subject to these regulatory efforts. Healthcare providers that do not comply with these laws and regulations may be subject to civil or criminal penalties, the loss of their licenses, or restriction in their ability to participate in various federal and state healthcare programs. The Company endeavors to conduct the business in compliance with applicable laws and regulations, including healthcare fraud and abuse laws.

LANDMARK HOLDINGS OF MISSOURI, LLC
AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
For The Years Ended December 31, 2007, 2008 and 2009 and
For The Six Months Ended June 30, 2009 (Unaudited) and 2010 (Unaudited)
NOTE 9 — REGULATORY MATTERS, continued
As a result of the Hospitals’ state licensures and certifications under the Medicare and various Medicaid programs, the Company is subject to regular reviews, surveys, audits and investigations conducted by, or on the behalf of, the federal and state agencies, including the Centers for Medicare and Medicaid Services (“CMS”) that are responsible for the oversight of these programs. These agency’s reviews may include reviews or surveys of the Company’s compliance with required conditions of participation regulations. The purpose of these surveys is to ensure that healthcare providers are in compliance with governmental requirements, including requirements such as adequacy of medical care, equipment, personnel, operating policies and procedures, maintenance of adequate records, compliance with building codes and environmental protection and healthcare fraud and abuse. These surveys may identify deficiencies with conditions of participation which require corrective actions to be made by the hospital within a given timeline. If a hospital is not successful in addressing the deficiencies and conditions in a timely manner, then CMS reserves the right to deem the hospital to be out of compliance with Medicare conditions of participation and may terminate the hospital from participation in the Medicare program. Termination of a hospital from the Medicare program would have a material adverse effect on the Company’s consolidated results of operations and cash flows.
NOTE 10 — SUBSEQUENT EVENTS
As described in Note 5, the real estate of each hospital is leased from related entities. On June 18, 2010, an agreement was signed to sell the buildings and land to an unrelated third party. Two of the four buildings were sold on August 12, 2010 and August 31, 2010, respectively. The leases are expected to be renegotiated with terms similar to the current leases.
On July 22, 2010, the Company refinanced a note payable held by Landmark Hospital of Columbia, LLC to extend its maturity date to February 22, 2011 at which time a balloon payment will be made for all outstanding principal plus all accrued unpaid interest. The Company is required to make regular monthly interest-only payments under this new note payable.

Grubb & Ellis Healthcare REIT II, Inc.
Unaudited Pro Forma Condensed Consolidated Financial Statements
As of June 30, 2010 and for the Six Months Ended June 30, 2010 and
for the Period from January 7, 2009 (Date of Inception) through December 31, 2009
The accompanying unaudited pro forma condensed consolidated financial statements (including the notes thereto) are qualified in their entirety by reference to and should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010 and Annual Report on Form 10-K for the year ended December 31, 2009. In management’s opinion, all adjustments necessary to reflect the transactions have been made.
The accompanying unaudited pro forma condensed consolidated balance sheet as of June 30, 2010 is presented as if we acquired 1) Pocatello East Medical Office Building, or the Pocatello East MOB property and 2) Cape Girardeau Long-Term Acute Care Hospital, or the Cape property and Joplin Long-Term Acute Care Hospital, or the Joplin property, two of the four properties comprising the Monument LTACH Portfolio, on June 30, 2010. The Pocatello East MOB property, the Cape property and the Joplin property were acquired using a combination of debt financing and cash proceeds, net of offering costs, received from our initial public offering through the acquisition date. However, the pro forma adjustments assume that the debt proceeds and the offering proceeds, at a price of $10.00 per share, net of offering costs, were raised as of June 30, 2010.
The accompanying unaudited pro forma condensed consolidated statements of operations for the six months ended June 30, 2010 and for the period from January 7, 2009 (Date of Inception) through December 31, 2009 are presented as if we acquired Lacombe Medical Office Building, or the Lacombe MOB property, Center for Neurosurgery and Spine, or the Center for Neurosurgery and Spine property, Parkway Medical Center, or the Parkway property, Highlands Ranch Medical Pavilion, or the Highlands Ranch property, Muskogee Long-Term Acute Care Hospital, or the Muskogee LTACH property, St. Vincent Medical Office Building, or the St. Vincent MOB property, Livingston Medical Arts Pavilion, or the Livingston MAP property, the Pocatello East MOB property, the Cape property and the Joplin property, or collectively the Properties, on January 7, 2009 (Date of Inception). The Properties were acquired using a combination of debt financing and cash proceeds, net of offering costs, received from our initial public offering through the acquisition date. However, the pro forma adjustments assume that the debt proceeds and the offering proceeds, at a price of $10.00 per share, net of offering costs, were raised as of January 7, 2009 (Date of Inception).
The accompanying unaudited pro forma condensed consolidated financial statements are unaudited and are subject to a number of estimates, assumptions, and other uncertainties, and do not purport to be indicative of the actual results of operations that would have occurred had the acquisitions reflected therein in fact occurred on the dates specified, nor do such financial statements purport to be indicative of the results of operations that may be achieved in the future. In addition, the unaudited pro forma condensed consolidated financial statements include pro forma allocations of the purchase price of the Properties based upon preliminary estimates of the fair value of the assets acquired and liabilities assumed in connection with the acquisitions and are subject to change.

Grubb & Ellis Healthcare REIT II, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of June 30, 2010

			Acquisition of the
	Company	Q3 2010	Cape Property & the		Company
	Historical(A)	Transaction(B)	Joplin Property(C)		Pro Forma
ASSETS

Real estate investments:
Operating properties, net	$47,744,000	$14,319,000	$14,971,000		$77,034,000
Cash and cash equivalents	8,874,000	(8,871,000)	—		3,000
Accounts and other receivables	264,000	—	—		264,000
Restricted cash	172,000	1,941,000	—		2,113,000
Real estate and escrow deposits	500,000	(500,000)	336,000		336,000
Identified intangible assets, net	11,787,000	1,681,000	2,037,000		15,505,000
Other assets, net	546,000	222,000	1,000		769,000

Total assets	$69,887,000	$8,792,000	$17,345,000		$96,024,000

LIABILITIES AND EQUITY

Liabilities:
Mortgage loan payables, net	$7,382,000	$8,000,000	$—		$15,382,000
Line of Credit	—	—	14,500,000		14,500,000
Accounts payable and accrued liabilities	1,931,000	129,000	—		2,060,000
Accounts payable due to affiliates	182,000	—	—		182,000
Derivative financial instrument	430,000	—	—		430,000
Identified intangible liabilities, net	166,000	—	—		166,000
Security deposits and prepaid rent	416,000	187,000	41,000		644,000

Total liabilities	10,507,000	8,316,000	14,541,000		33,364,000

Commitments and contingencies

Equity:
Stockholders’ equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—	—		—
Common stock, $0.01 par value; 1,000,000,000 shares authorized; 7,153,032 issued and outstanding	71,000	1,000	4,000	(D)	76,000
Additional paid-in capital	63,786,000	767,000	3,441,000	(D)	67,994,000
Accumulated deficit	(4,478,000)	(416,000)	(641,000	)(E)	(5,535,000)

Total stockholders’ equity	59,379,000	352,000	2,804,000		62,535,000
Noncontrolling interest	1,000	124,000	—		125,000

Total equity	59,380,000	476,000	2,804,000		62,660,000

Total liabilities and equity	$69,887,000	$8,792,000	$17,345,000		$96,024,000

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Grubb & Ellis Healthcare REIT II, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ended June 30, 2010

			Acquisition of the
	Company	2010	Cape Property & the		Company
	Historical(F)	Transactions(G)	Joplin Property(H)		Pro Forma

Revenue:
Rental income	$1,203,000	$3,724,000	$859,000		$5,786,000

Expenses:
Rental expenses	407,000	1,203,000	83,000	(I)	1,693,000
General and administrative	545,000	238,000	72,000	(J)	855,000
Acquisition related expenses	2,332,000	(2,193,000)	(70,000	)(K)	69,000
Depreciation and amortization	565,000	1,471,000	295,000	(L)	2,331,000

Total expenses	3,849,000	719,000	380,000		4,948,000

(Loss) income from operations	(2,646,000)	3,005,000	479,000		838,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to mortgage loan payables and derivative financial instrument	(109,000)	(605,000)	(365,000	)(M)	(1,079,000)
Loss in fair value of derivative financial instrument	(120,000)	—	—		(120,000)
Interest income	13,000	—	—		13,000

Net (loss) income	(2,862,000)	2,400,000	114,000		(348,000)

Less: Net loss attributable to noncontrolling interest	—	—	—		—

Net (loss) income attributable to controlling interest	$(2,862,000)	$2,400,000	$114,000		$(348,000)

Net loss per common share attributable to controlling interest — basic and diluted	$(0.69)				$(0.05)

Weighted average number of common shares outstanding — basic and diluted	4,132,705				7,605,185	(N)

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Grubb & Ellis Healthcare REIT II, Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Period from January 7, 2009 (Date of Inception) through December 31, 2009

			Acquisition of the
	Company	2010	Cape Property & the		Company
	Historical(O)	Transactions(P)	Joplin Property(Q)		Pro Forma

Revenue:
Rental income	$—	$9,327,000	$1,716,000		$11,043,000

Expenses:
Rental expenses	—	3,199,000	164,000	(R)	3,363,000
General and administrative	268,000	618,000	139,000	(S)	1,025,000
Acquisition related expenses	18,000	(12,000)	—	(T)	6,000
Depreciation and amortization	—	4,519,000	590,000	(U)	5,109,000

Total expenses	286,000	8,324,000	893,000		9,503,000

(Loss) income from operations	(286,000)	1,003,000	823,000		1,540,000
Other income (expense):
Interest expense (including amortization of deferred financing costs and debt discount):
Interest expense related to mortgage loan payables and derivative financial instrument	—	(1,168,000)	(721,000	)(V)	(1,889,000)
Interest income	4,000	—	—		4,000

Net loss	(282,000)	(165,000)	102,000		(345,000)

Less: Net loss attributable to noncontrolling interest	1,000	—	—		1,000

Net (loss) income attributable to controlling interest	$(281,000)	$(165,000)	$102,000		$(344,000)

Net loss per common share attributable to controlling interest — basic and diluted	$(1.51)				$(0.05)

Weighted average number of common shares outstanding — basic and diluted	186,330				7,583,381	(W)

The accompanying notes are an integral part of the unaudited pro forma condensed consolidated financial statements.

Grubb & Ellis Healthcare REIT II, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements
1. Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2010
(A) As reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.
(B) Amounts represent the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of the Pocatello East MOB property.
(C) Amounts represent the purchase price of the assets acquired and liabilities incurred or assumed by us in connection with the acquisition of the Cape property and the Joplin property. The purchase price, plus closing costs and acquisition fees, was financed using $14,500,000 in borrowings under a secured revolving line of credit with Bank of America, N.A., or our line of credit, and proceeds, net of offering costs, received from our initial public offering. In connection with the acquisition, we paid an acquisition fee of approximately $477,000, or 2.75% of the contract purchase price, to Grubb & Ellis Equity Advisors, LLC, the managing member of our advisor, Grubb & Ellis Healthcare REIT II Advisor, LLC.
We allocated the purchase price to the fair value of the assets acquired and liabilities assumed as follows: $1,795,000 to land, $13,176,000 to building and improvements, $1,377,000 to in place leases and $660,000 to tenant relationships. The difference in the purchase price allocation of $17,008,000 and the contract purchase price of $17,344,000 is due to the allocation of $336,000 to real estate and escrow deposits as such payments are related to the purchase of the two additional properties of the Monument LTACH Portfolio which is expected to be completed in the fourth quarter of 2010.
(D) The Cape property and the Joplin property were acquired using proceeds, net of offering costs, received from our initial public offering through the acquisition date at $10.00 per share. The pro forma adjustments assume the proceeds were raised as of June 30, 2010.
(E) Amount represents the one-time acquisition related expenses incurred at the time of acquisition, not included in the historical results.
2. Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended June 30, 2010
(F) As reported in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010.
(G) Amounts represent the estimated operations, including pro forma adjustments, based on historical operations of the Lacombe MOB property, the Center for Neurosurgery and Spine property, the Parkway property, the Highlands Ranch property, the Muskogee LTACH property, the St. Vincent MOB property, the Livingston MAP property and the Pocatello East MOB property, which were acquired in 2010.
(H) The Cape property and the Joplin property acquisitions were sale leaseback transactions and the related pro forma adjustments include the rental revenues, tenant recoveries, and rental expenses directly attributable to the sale leaseback of the owner occupied property based on the leases entered into on August 12, 2010 and August 31, 2010, respectively.
(I) Amount represents the estimated rental expenses of the Cape property and the Joplin property. We entered into an advisory agreement with our advisor, or our advisory agreement. Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive, for services in managing each of our properties, a monthly oversight fee of up to 1.0% of the gross monthly cash receipts of the property. As a result, the pro forma amounts shown are reflective of our current advisory agreement at a rate of 1.0%.
Also, adjustments were made for an incremental property tax expense assuming the acquisition price and historical property tax rate.

Grubb & Ellis Healthcare REIT II, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)
(J) Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive a monthly asset management fee for services rendered in connection with the management of our assets equal to one-twelfth of 0.85% of average invested assets, subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of invested capital. At the time of the acquisition of the Cape property and the Joplin property, our stockholders had received annualized distributions greater than 5.0% per annum. As such, we assumed an asset management fee was incurred for the six months ended June 30, 2010.
(K) We incurred a total of $711,000 in acquisition related expenses, $70,000 of which was incurred during the six months ended June 30, 2010, in connection with the acquisition of the Monument LTACH Portfolio. As these are nonrecurring charges, they have been excluded from the unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2010.
(L) Amount represents depreciation and amortization expense on the allocation of the purchase price. Depreciation and amortization expense is recognized using the straight-line method over an estimated useful life of 39.0 years, 6.0 to 15.1 years, 15.0 to 15.1 years and 30.0 to 30.1 years for building, improvements, in place leases and tenant relationships, respectively.
The purchase price allocations, and therefore, depreciation and amortization expense are preliminary and subject to change.
(M) We have assumed the purchase price, plus closing costs, was financed using $14,500,000 in borrowings under our line of credit. As such, this amount represents interest expense on such borrowings. The unpaid principal balance under our line of credit bears interest at a rate equal to the higher of 5.0% per annum or LIBOR plus 3.75% per annum. We have assumed a 5.0% per annum interest rate as LIBOR plus the applicable margin was less than 5.0% per annum for the six months ended June 30, 2010.
(N) Amount represents the weighted average number of shares of our common stock from our initial public offering, at $10.00 per share, required to generate sufficient offering proceeds, net of offering costs, to fund the purchase of the Properties. The calculation assumes these proceeds were raised as of January 7, 2009 (Date of Inception).
3. Notes to Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Period from January 7, 2009 (Date of Inception) through December 31, 2009
(O) Derived from amounts reported in our Annual Report on Form 10-K for the year ended December 31, 2009.
(P) Amounts represent the previously reported estimated operations, including pro forma adjustments, based on historical operations of the Lacombe MOB property, the Center for Neurosurgery and Spine property, the Parkway property, the Highlands Ranch property, the Muskogee LTACH property, the St. Vincent MOB property, the Livingston MAP property and the Pocatello East MOB property, which were acquired in 2010.
(Q) The Cape property and the Joplin property acquisitions were sale leaseback transactions and the related pro forma adjustments include the rental revenues, tenant recoveries, and rental expenses directly attributable to the sale leaseback of the owner occupied property based on the leases entered into on August 12, 2010 and August 31, 2010, respectively.
(R) Amount represents the estimated rental expenses of the Cape property and the Joplin property. Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive, for services in managing each of our properties, a monthly oversight fee of up to 1.0% of the gross monthly cash receipts of the property. As a result, the pro forma amounts shown are reflective of our current advisory agreement at a rate of 1.0%.
Also, adjustments were made for an incremental property tax expense assuming the acquisition price and historical property tax rate.

Grubb & Ellis Healthcare REIT II, Inc.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements — (Continued)
(S) Pursuant to our advisory agreement, our advisor or its affiliates are entitled to receive a monthly asset management fee for services rendered in connection with the management of our assets equal to one-twelfth of 0.85% of average invested assets, subject to our stockholders receiving distributions in an amount equal to 5.0% per annum, cumulative, non-compounded, of invested capital. At the time of the acquisition of the Cape property and the Joplin property, our stockholders had received annualized distributions greater than 5.0% per annum. As such, we assumed an asset management fee was incurred for the period from January 7, 2009 (Date of Inception) through December 31, 2009.
(T) We incurred a total of $711,000 in acquisition related expenses, none of which was incurred in 2009, in connection with the acquisition of the Monument LTACH Portfolio. As these are nonrecurring charges, they have been excluded from the unaudited pro forma condensed consolidated statement of operations for the period from January 7, 2009 (Date of Inception) through December 31, 2009.
(U) Amount represents depreciation and amortization expense on the allocation of the purchase price. Amounts represent depreciation and amortization expense on the allocation of the purchase price. Depreciation and amortization expense is recognized using the straight-line method over an estimated useful life of 39.0 years, 6.0 to 15.1 years, 15.0 to 15.1 years and 30.0 to 30.1 years for building, improvements, in place leases and tenant relationships, respectively.
The purchase price allocations, and therefore, depreciation and amortization expense are preliminary and subject to change.
(V) We have assumed the purchase price, plus closing costs, was financed using $14,500,000 in borrowings under our line of credit. As such, this amount represents interest expense on such borrowings. The unpaid principal balance under our line of credit bears interest at a rate equal to the higher of 5.0% per annum or LIBOR plus 3.75% per annum. We have assumed a 5.0% per annum interest rate as LIBOR plus the applicable margin was less than 5.0% per annum for the period from January 7, 2009 (Date of Inception) through December 31, 2009.
(W) Amount represents the weighted average number of shares of our common stock from our initial public offering, at $10.00 per share, required to generate sufficient offering proceeds, net of offering costs, to fund the purchase of the Properties. The calculation assumes these net proceeds were raised as of January 7, 2009 (Date of Inception).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grubb & Ellis Healthcare REIT II, Inc.
Date: October 28, 2010	By:	/s/ Jeffrey T. Hanson
		Name:	Jeffrey T. Hanson
		Title:	Chief Executive Officer